UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2005

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-27978	943128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(925) 924-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 25, 2005, the stockholders of Polycom, Inc. (the “Company”) approved the Polycom, Inc. Performance Bonus Plan (the “Bonus Plan”) and the Polycom, Inc. Employee Stock Purchase Plan (the “ESPP”).

The Bonus Plan

The Bonus Plan is intended to increase stockholder value and the success of the Company by motivating Plan participants to (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Bonus Plan accomplishes these goals by paying cash awards to participants only after the achievement of specified performance goals. The Bonus Plan is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”).

The Compensation Committee of the Company’s Board of Directors (the “Committee”) selects the employees of the Company (and its affiliates) who will be eligible to earn awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants. However, it currently is expected that no more than seven executives will participate in the Bonus Plan at any given time. For calendar year 2005, the Committee determined that seven executives would participate in the Bonus Plan, including the Company’s Chief Executive Officer, Robert C. Hagerty, and the other four named executive officers, Michael R. Kourey, Sunil K. Bhalla, Pierre-Francois Catte, and James E. Ellett.

Under the Bonus Plan, participants will be eligible to receive an award only if performance goals predetermined by the Committee are achieved. At the beginning of each performance period (which will last from one to three fiscal years of the Company), the Committee will assign each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period.

The performance goals will require the achievement of objectives for one or more of (1) cash flow, (2) customer satisfaction, (3) financial efficiency, (4) margin, (5) product quality, (6) product unit sales, (7) profit, and (8) revenue. Each of these measures is defined in the Bonus Plan. Performance Goals may differ from participant to participant, from performance period to performance period and from award to award.

For the calendar year 2005 performance period, the Committee selected several performance goals. Each of the five named executive officers has goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any), consolidated non-GAAP net income (adjusted for acquisitions made during the performance period, if any), product revenue, product unit sales, divisional revenue and divisional non-GAAP operating income. Each of these goals (some of which are combined goals) is weighted from 10% to 70%, as determined by the Committee depending on the individual participant. Mr. Catte has an additional goal related to product quality, which is weighted at 20%. The actual awards (if any) payable for the calendar year 2005 performance period will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance.

The Committee administers the Bonus Plan. Members of the Committee must qualify as “outside directors” under
Section 162(m). Subject to the terms of the Bonus Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Bonus Plan. In no event may any participant’s award for any performance period exceed $3 million. The Committee (or the full Board of Directors) generally may amend or terminate the Bonus Plan at any time and for any reason.

The ESPP

The ESPP is intended to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Company common stock (“Shares”) through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986.

Eligible employees voluntarily elect whether or not to enroll in the ESPP. Most employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, an employee is not eligible if he or she has the

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right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Committee has discretion to exclude employees who normally are scheduled to work less than or equal to twenty hours per week or five months per calendar year, have worked for the Company for less than two years, or are officers or other highly compensated employees. As of May 25, 2005, approximately 1,459 employees are expected to be eligible to participate in the ESPP.

Once the ESPP is implemented (expected to be August 1, 2005), it is expected that employees initially will join for an enrollment period of six months and that employees who have joined the ESPP automatically will be re-enrolled for additional rolling six month periods. An employee may cancel his or her enrollment at any time (subject to ESPP rules). Employees contribute to the ESPP through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Committee. Participating employees generally may contribute no more than 20% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 24 months). After an enrollment period has begun, an employee may increase or decrease his or her contribution percentage (subject to ESPP rules).

On the last business day of each enrollment period, the Company uses each participating employee’s payroll deductions to purchase Shares for the employee. The price of the Shares purchased will be determined under a formula established in advance by the Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the market value of a Share on the first day of the enrollment period, or (2) the market value of a Share on the purchase date. In any single year, no employee may purchase Shares having a value greater than $25,000 (based on market value on the applicable enrollment date(s)). The Committee also has discretion to set a numerical limit on the number of Shares that may be purchased on any purchase date, to set a lower (but not higher) limit on the dollar value of Shares that may be purchased, and to change the dates on which shares are purchased.

The Committee administers the ESPP. Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Committee (or the full Board of Directors) generally may amend or terminate the ESPP at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1    Polycom, Inc. Performance Bonus Plan

10.2    Polycom, Inc. Employee Stock Purchase Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey Senior Vice President, Finance and Administration and Chief Financial Officer

Date: May 31, 2005

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Polycom, Inc. Performance Bonus Plan

10.2	Polycom, Inc. Employee Stock Purchase Plan

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